School Specialty®

Fiscal Year 2017
First Quarter Financial Results



May 9, 2017

Fiscal Year 2017 First Quarter – CEO Commentary

School Specialty

"During the first quarter, we saw balanced growth within our Distribution business, as most of our categories were up year-over-year. Supplies and Furniture, which comprise over 85% of our Distribution revenues, continues to grow, and we are seeing steady demand across a number of specialty product categories. While our Curriculum revenues were down, this was anticipated given fewer Science state adoptions in 2017. Reading softness appears to be largely timing related as booking trends within the category have picked up nicely and we continue to anticipate the category will grow in 2017. Overall, our top-line outlook for the year is unchanged. We believe the Company is positioned to generate growth in excess of 2.0% this year, with opportunities to expand across categories and new markets over the coming years, especially as team selling and other initiatives take hold."

"We are investing in our infrastructure and upgrading our systems companywide; these investments will not only facilitate a better customer experience and process improvements, but will also enable cost savings and growth. We are also investing in our people, bringing in the right domain experts to drive both growth and profitability. While operating income and Adjusted EBITDA are lower for the comparable first quarter, we are generally tracking in line with our plan and our guidance for 2017 remains unchanged. We have taken steps to strengthen our balance sheet by refinancing our debt and, with the new facilities in place, have more flexibility to execute our strategy, while pursuing appropriate avenues to enhance our competitive position and valuation. All in all, we expect to deliver on our top and bottom-line objectives in 2017 and look forward to reporting on our progress."

- Joe Yorio, President and Chief Executive Officer

Fiscal Year 2017 – First Quarter Financial Review

School Specialty

- **Revenue of $97.1 million vs. $93.7 million, up $3.4 million or 3.6%.**
  - Distribution segment revenue grew YOY in Q1, up $6.9 million or 8.9%; steady YOY improvements in core product categories amplified by a 1-week shift in the fiscal calendar.
  - Curriculum segment revenue declined YOY in Q1, down $3.5 million or 22.1%; Science expected to be soft in 2017, particularly in Q1. Reading bookings improving and remain confident in full-year growth.

- **Gross margins of 35.6% vs. 37.8%, a decrease of 220 basis points ("bps").**
  - Distribution segment margins of 34.0% vs. 35.3%, a decline of 130 bps as a result of three factors: 1) lower amount of favorable Project Furniture positive cost variances recognized in the quarter compared to the prior year; 2) lower Supplies category margins (down ~80 bps) driven by strategic agreement pricing and certain large paper orders; and 3) an increase in channel partner rebates associated with e-tail revenue growth. *Overall, Distribution segment gross margins favorable to internal Q1 expectations.*
  - Curriculum segment gross margins of 45.9% vs. 50.1%, a decline of 420 bps. Product development amortization across a lower revenue base resulted in 40 bps of the gross margin decline, with the remainder due to a shift in Science product mix (higher Science supplies revenue / lower Science curriculum revenue in the quarter). *Overall, Curriculum segment gross margins were modestly unfavorable to internal Q1 expectations; however, product level margins were generally consistent with expectations and our outlook is unchanged.*

- **Selling, general and administrative (SG&A) expenses of $47.5 million vs. $47.3 million, an increase of $0.2 million or 0.3%.**
  - Higher transportation costs ($0.5 million), higher non-cash stock-based compensation ($0.3 million), and higher marketing and catalog costs ($0.3 million) are primary areas of increases in fiscal 2017 vs. 2016. In addition, FY16 Q1 included a $0.6 million foreign exchange gain whereas in FY17 Q1 the Company realized foreign exchange loss of less than $0.1 million.
  - The aforementioned items were partially offset by lower depreciation and amortization expense ($0.9 million), lower commission costs ($0.4 million), and lower compensation and benefit costs ($0.2 million).
  - As a % of revenue, SG&A decreased from 50.5% to 48.9%.

- **Operating loss of $13.1 million vs. operating loss of $12.0 million / Net loss of $16.8 million vs. a net loss of $12.3 million.**
  - A major contributor to the YOY net loss variance is a $3.6 million lower tax benefit in Q1 of 2017.

- **Adjusted EBITDA loss of $7.0 million vs. an Adjusted EBITDA loss of $5.5 million.**
  - While Adjusted EBITDA loss is $1.5 million greater in the current year; performance slightly ahead of internal Q1 plan.

Fiscal Year 2017 – First Quarter Revenue Review

($ amounts in thousands)	2017 1Q	2016 1Q	Change	% Change
Supplies	$ 49,496	$ 44,842	$ 4,654	10.4%
Furniture	22,596	21,186	1,410	6.7%
Instructional Solutions	7,698	6,672	1,026	15.4%
AV Tech	4,784	4,681	103	2.2%
Agendas	271	492	(221)	-44.9%
Freight Revenue	1,390	1,087	304	27.9%
Customer Allowances / Discounts	(1,532)	(1,152)	(380)	33.0%
Total Distribution Revenues	**$ 84,703**	**$ 77,807**	**$ 6,896**	**8.9%**
Science	9,288	11,853	(2,565)	-21.6%
Reading	3,119	4,065	(946)	-23.3%
Total Curriculum Revenues	**$ 12,407**	**$ 15,918**	**$ (3,511)**	**-22.1%**
Total Consolidated Revenues	**$ 97,110**	**$ 93,725**	**$ 3,385**	**3.6%**

Curriculum segment revenues **of $12.4 million vs. $15.9 million, a decline of $3.5 million or 22.1%.**

- ***Science*** category revenues decreased $2.6 million; category still anticipated to decline by approximately 10% YOY in FY17 due to fewer state science adoptions. Science supplies ahead of plan and PY, as category begins to benefit from team-selling model.

- ***Reading*** category revenues decreased $0.9 million; revenue slightly under internal expectations, but largely appears to be timing-related as bookings strengthened in Q2; acceptance of new product offerings and new sales structure driving optimism.

Distribution segment revenues **of $84.7 million versus $77.8 million, an improvement of $6.9 million or 8.9%.**

Fiscal 2017 started on Jan 1st; Fiscal 2016 started on December 26th. The 1-week shift would be expected to have a positive impact on revenue until the "peak" week of the year, particularly in the Supplies and I/S categories.

- ***Supplies*** category revenue increased $4.7 million or 10.4%; majority of product lines posted YOY growth; art supplies, office supplies and paper revenues all up approximately 12%.

- ***Furniture*** category revenue increased $1.4 million or 6.7%; post Q1 bookings strength anticipated to positively impact future quarters.

- ***Instructional Solutions*** category revenue increased $1.0 million or 15.4%; Early Learning and Special Needs drove growth; category performing slightly ahead of budget.

- ***A/V Tech*** category increased $0.1 million or 2.2%; category showed stability and is performing modestly better than internal plan.

- ***Agendas*** category sales are immaterial in Q1, declines anticipated for the full year.

Consolidated Combined Statement of Operations

SCHOOL SPECIALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	For the Three Months Ended	
	April 1, 2017	March 26, 2016
Revenues	$ 97,110	$ 93,725
Cost of revenues	62,586	58,260
Gross profit	34,524	35,465
Selling, general and administrative expenses	47,468	47,311
Facility exit costs and restructuring	173	166
Operating loss	(13,117)	(12,012)
Other expense:		
Interest expense	4,050	4,390
Change in fair value of interest rate swap	-	(85)
Loss before benefit from income taxes	(17,167)	(16,317)
Benefit from income taxes	(392)	(4,014)
Net loss	$ (16,775)	$ (12,303)
Weighted average shares outstanding:		
Basic	1,000	1,000
Diluted	1,000	1,000
Net Loss per Share:		
Basic	$ (16.78)	$ (12.30)
Diluted	$ (16.78)	$ (12.30)

Adjusted EBITDA Comparisons

SCHOOL SPECIALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands)

	For the Three Months Ended	
	April 1, 2017	March 26, 2016
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:		
Net income (loss)	$ (16,775)	$ (12,303)
Provision for (benefit from) income taxes	(392)	(4,014)
Restructuring costs (1)	173	166
Restructuring-related costs incl in SG&A (2)	894	479
Change in fair value of interest rate swap	-	(85)
Depreciation and amortization expense	3,326	4,187
Amortization of development costs	1,111	1,381
Net interest expense	4,050	4,390
Stock-based compensation	580	260
Adjusted EBITDA	$ (7,033)	$ (5,539)

Notes:

1. Restructuring costs of $173k relate entirely to severance associated with eliminated positions.
2. The majority of the $894k of Restructuring-related costs included in SG&A relate to process undertaken to explore strategic alternatives. The balance of the costs relate to the consolidation of a third-party fulfillment center.

School Specialty®



Balance Sheet Review

Consolidated Balance Sheet Comparison

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share and Per Share Amounts)

	April 1, 2017	March 26, 2016
ASSETS		
Current assets:		
Cash and cash equivalents	$ 5,586	$ 7,914
Accounts receivable, less allowance for doubtful accounts of $1,073, $1,159 and $1,059, respectively	54,486	51,449
Inventories, net	98,146	92,401
Deferred catalog costs	8,950	9,379
Prepaid expenses and other current assets	11,923	12,706
Refundable income taxes	1,219	4,363
Total current assets	$ 180,310	$ 178,212
Property, plant and equipment, net	29,498	27,689
Goodwill	21,588	21,588
Intangible assets, net	34,148	37,751
Development costs and other	12,941	18,491
Deferred taxes long-term	187	5
Investment in unconsolidated affiliate	-	715
Total assets	$ 278,672	$ 284,451

	April 1, 2017	March 26, 2016
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 8,753	$ 11,600
Accounts Payable	36,782	39,804
Accrued compensation	4,405	6,502
Deferred revenue	2,099	2,355
Other accrued liabilities	11,037	10,969
Total current liabilities	63,076	71,230
Long-term debt - less current maturities	133,460	143,211
Other liabilities	167	231
Total liabilities	196,703	214,672
Stockholders' equity:		
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1
Capital in excess of par value	121,435	119,501
Accumulated other comprehensive loss	(1,739)	(1,704)
Retained earnings (accumulated deficit)	(37,728)	(48,019)
Total stockholders' equity	81,969	69,779
Total liabilities and stockholders' equity	$ 278,672	$ 284,451

Balance Sheet Review - Working Capital

	March				June			September			December		
($ amounts in millions)	2017	2016	2015	2014	2016	2015	2014	2016	2015	2014	2016	2015	2014
Accounts Receivable	$ 54.5	$ 51.4	$ 50.1	$ 50.0	$ 78.7	$ 75.5	$ 76.8	$ 172.1	$ 174.2	$ 165.1	$ 61.7	$ 58.4	$ 61.0
Inventories	$ 98.1	$ 92.4	$ 87.8	$ 83.0	$ 128.7	$ 131.0	$ 118.7	$ 84.8	$ 89.0	$ 75.2	$ 73.6	$ 76.2	$ 75.2
Prepaid expense and other current assets	$ 11.9	$ 12.7	$ 17.3	$ 14.5	$ 24.5	$ 13.9	$ 18.5	$ 13.2	$ 14.8	$ 17.5	$ 12.0	$ 13.1	$ 16.6
Accounts Payable	$ 36.8	$ 39.8	$ 26.5	$ 27.9	$ 62.0	$ 47.3	$ 46.2	$ 44.0	$ 33.8	$ 31.1	$ 22.1	$ 20.1	$ 22.1
Net Working Capital	$ 120.4	$ 110.7	$ 120.6	$ 111.7	$ 145.4	$ 156.1	$ 149.2	$ 189.7	$ 209.7	$ 199.0	$ 101.4	$ 106.2	$ 120.1

	March				June			Septembe			Decembe		
	2017	2016	2015	2014	2016	2015	2014	2016	2015	2014	2016	2015	2014
Days Sales Outstanding	51.1	50.0	49.8	50.0	49.1	48.7	48.8	51.9	53.0	50.5	52.5	50.3	61.0
Days Inventory on Hand	142.7	144.3	139.5	132.0	129.7	136.7	123.3	40.6	43.4	37.4	92.7	98.5	113.1
Days Payables Outstanding	53.5	62.6	42.2	44.4	62.5	49.3	48.0	21.1	16.5	15.5	27.8	26.0	33.3

Summary as of April 1, 2017

- Q1 Accounts receivable increased by $3.1 million; DSOs increased slightly to 51.1 days. The increases are attributable to higher revenues during the comparable periods.
- Q1 Accounts payable decreased by $3.0 million due to timing; at the end Q1 2016, certain large non-trade payable amounts associated with capital projects were outstanding. This drove the decrease in DPOs as vendor terms are materially consistent YOY.
- Q1 Inventory increased $5.7 million; Furniture inventory represents approximately 57% of the increase as the seasonal pre-build is intentionally ahead of PY to improve lead times, and furniture projects in process are up strongly YOY (open orders for PbD projects up >30%). Other Distribution inventory increased due to timing of purchases / inventory receipts; expect peak and year-end inventory to be consistent with PY despite revenue growth.
- Net working capital increased YOY by $9.7 million, due primarily to higher inventory balances combined with lower A/R balances, partially offset by lower refundable income taxes.

Balance Sheet Review - Debt

School Specialty

	As of 4/1/17	As of 3/26/16
Cash and cash equivalents	$ 5,586	$ 7,914
ABL Facility, maturing in 2019	8,753	11,600
Term Loan, maturing in 2019	117,391	130,279
Total 1st Lien Debt	126,144	141,879
Deferred Cash Payment Obligations	20,367	18,949
Total Debt	146,511	160,828
Net Debt (Total Debt - Cash and CE)	140,925	152,914
Equity Market Capitalization	126,000	100,000
Enterprise Value	$ 266,925	$ 252,914
GAAP Total Debt Reconciliation:		
Total Debt from above	$ 146,511	$ 160,828
Term Loan Original Issue Discount	(1,251)	(1,743)
Unamortized Term Loan Debt Issue Costs	(3,047)	(4,274)
GAAP Total Debt	$ 142,213	$ 154,811

2017 1st Quarter Comments

- Net debt declined by $12.0 million or 7.8%.
- Enterprise value increased by $14.0 million or 5.5%, given lower net debt position and higher market capitalization.
- ABL facility balance declined by $2.8 million; gross balance on Term Loan was $117.4 million, a reduction of $12.9 million.
  - Term Loan repayment of $4.8 million in March 2017, representing excess cash flow payment based on 2016 performance.
- Deferred cash payment obligations of $20.4 million; payable in December 2019.
  - Represents recovery for pre-petition creditors, inclusive of accrued interest associated with the settlement.
  - Amount payable at maturity (Dec. 2019) expected to be approx. $24.0 million, representing principal plus accrued interest.

Subsequent Events:

- On April 7, 2017 (Q2), the Company entered into a new Term Loan agreement with an aggregate principal amount of $140 million. The initial term loan draw at closing was $110 million. These proceeds, along with proceeds from a draw on the Company's ABL Facility, were used to repay the existing Term Loan, which had a remaining principal balance of $117.4 million plus accrued interest of $0.8 million. The new Term Loan provides for a delayed draw feature that allows the Company to draw up to an additional $30 million through April 7, 2019, subject to certain conditions.
- On April 7, 2017 (Q2), the Company also amended its ABL facility. The amendment provided a new lower pricing tier of LIBOR plus 125 basis points, a seasonal increase in the borrowing base of 5.0% of eligible accounts receivable for the months of March through August, and the inclusion of certain additional inventory in the borrowing base.

Free Cash Flow Analysis

(amounts in thousands)	3 Months Ended April 1, 2017	3 Months Ended March 26, 2016
Adjusted EBITDA	$ (7,033)	$ (5,539)
Capex	(3,241)	(1,722)
Prod Dev	(546)	(744)
Unrealized FX (gain) loss	18	(616)
Other	(1,069)	(641)
Change in WC	(18,992)	(6,815)
Unleveraged free CF	$ (30,863)	$ (16,077)
Cash Interest	(3,046)	(3,423)
Taxes	392	4,014
Leveraged free CF	$ (33,517)	$ (15,486)
GAAP CF		
Operating	(29,730)	(13,020)
Investing	(3,787)	(2,466)
	$ (33,517)	$ (15,486)

2017 First Quarter Comments

- FY17 Q1 Adjusted EBITDA declined by $1.5 million.
- FY17 Q1 Capex increased YOY by $1.5 million as a result of investments in IT systems and infrastructure; continue to see FY17 full year Capex/PD investment of approx. $19.0 million.
- Change in working capital due primarily to: a) sales growth; b) payable timing fluctuations; and, c) and inventory increases driven by Project Furniture growth, furniture lead-time objectives and a modest acceleration of seasonal inventory receipts in the current year. These items were partially offset by lower refundable income takes. Anticipate year-end working capital levels will be consistent YOY.
- *Other* relates to restructuring-related costs included in SG&A and facility exit and other restructuring costs reported as a separate line item in the financial statements.
- Decline in Unleveraged free CF and Leveraged free CF directly attributable to increase in working capital, higher capex/PD and lower Adjusted EBITDA for the comparable YOY periods.

Continued focus on improving FCF, while strategically investing in ROI-driven initiatives to grow the business and improve bottom-line performance.

Fiscal 2017 Key Objectives



FY17 Key Objectives

- **Refinance Term Debt** **COMPLETE**

- **Address Liquidity Issues in the Public Market**
  - The Board and management are considering multiple avenues to not only continually improve the Company's financial performance and market position, but also its valuation and liquidity. Among the initiatives under consideration are: 1) forward stock split; 2) a share buyback and/or dividend; 3) an uplist to a major exchange; and 4) M&A activity.
  - The Company believes that along with performance, efforts to increase communications with investors have contributed to an increase in trading activity, the number of shareholders, and in market capitalization.

- **Build Momentum with Process Excellence Initiatives Underway**
  - Process launched to certify Green Belts and Black Belts; Lean/Six Sigma projects underway across multiple areas of our business.
  - These projects continue to enable SG&A reductions and are anticipated to drive incremental savings over the next several years.

- **Continue Migration of IT System / Technology Platform**
  - Continued upgrades to key business applications and deployment of CRM; more effective use of SalesForce (OneForce) companywide.
  - New eCommerce platform implementation fully underway to improve customer experience and enable revenue growth.
  - New phone systems and call center technology in later stages of implementation.

- **Drive Successful Execution of our New "Team-Based Selling Model"**
  - Fully implemented in Q4 of FY16; new alignment of goals/objectives, by geography, of territory managers, specialists and inside sales.
  - More effective and more frequent customer touchpoints to drive penetration of total SSI offering.
  - FY17 marks the first year of the full team selling model with new structure, compensation plans and KPIs.

FY17 Key Objectives (cont.)

- **Continue to Focus on Achieving Balanced Growth**
  - Supplies category strengthened in FY16 due to new sales leadership and execution, and increased emphasis on domain expertise. Momentum continued in FY17 Q1.
  - Within Distribution segment, continued emphasis on Early Learning, Art, Physical Education, Special Needs, Safety & Security, etc.
  - Within Furniture, continue to build momentum with proprietary classroom furniture lines; leverage Projects by Design team to deliver full facility solutions bringing together proprietary and 3rd-party product lines.
  - Continue to drive new revenue opportunities with limited, yet strategic investments (e.g. E-tail Partners, Healthcare, Youth Camps, etc.).
- **Implement New Strategies to Enhance Margins and Overall Bid Management**
  - Improve effectiveness of bid, list pricing and discounting strategies.
  - Strategies to manage mix – between categories and among brands (proprietary / 3rd-party) within categories.
  - Focus on improving innovation within product categories; both within proprietary offerings and with 3rd-party supply partners.
- **Further the *21st Century Safe School* Initiative**
  - Key point of differentiation for SSI vs. the competition; products and solutions that cover nearly all key aspects of 21st Century Safe School.
  - Focus on being a *solution* provider, rather than purely a product distributor – team-based selling model is the enabler.
  - Approach brings together *Procurement Solutions, Classroom & Office Supplies, Furniture, Facility Safety & Security, Environment Specific Resources (e.g. Early Learning, Inclusion Enablement, Instruction & Intervention, EdTech, etc.)* in a manner that no competitor can match.

Team-Based Selling – Our Vision for the Future

School Specialty



ART
Early Learning
PE
Science
Planners
Supplemental Learning
F&E
Special Needs
Ed Tech
Safety & Security
OneForce (CRM)
Outside
Customers
Inside
OneForce

Team Sell

A symbiotic relationship across category sales teams to leverage brand and product solution strengths and success to increase account penetration and overall market share as **One** company.

OneForce Integration
Customer and Pipeline Management

Sales **Accountability**
Top and bottom-line, team & individual

Collaborative Approach
Supporting others to drive market share

Market **Expertise**
Sales Specialist with category knowledge

Brand and Product Strength
Recognized and diverse set of solutions

Optimal coverage model for customers and territories to drive growth and deepen customer relationships.

Leverage and Promote our Proprietary Brands

School Specialty


School Specialty.
CHILDCRAFT
Sax
Abilitations
SPORTIME
SPARK
CLASSROOM direct
SCHOOL SMART
CLASSROOM SELECT
Royal
Projects by Design
Delta Education
cpo science
FOSS
FULL OPTION SCIENCE SYSTEM
FREY scientific
Educational Technology
ePS
PREMIER
SSI GUARDIAN
SOAR life products

Powerful and innovative industry brands that our customers know and trust!

School Specialty®

Fiscal 2017 Guidance



Fiscal 2017 Guidance - *Unchanged*

Metric	FY 16 Actual	FY 2017 Guidance
Revenue	$656.3	Revenue growth expected to be in the range of 2.1% - 2.8%; approximately $670M - $675M
GM (Excl. PD Amort.) %	37.7%	GM% (excl. PD amortization) anticipated to decline 110-140 bps based on mix and higher effective discounts
GM %	36.6%	GM% anticipated to decline 60-90 bps; PD amortization expense expected to be $3.4M lower in 2017
SG&A (excl. D&A)	$198.0	SG&A (excl. D&A) expected to decline approximately 1.75%, or $3.5M
D&A	$13.8	Expect modest $0.5 million decline in depreciation & amortization
SG&A	$211.8	Reported SG&A expected to be down approximately $4.0M
SG&A %	32.3%	SG&A expected to decline to approximately 31% of revenue as operating leverage continues to improve
Adjusted EBITDA	$51.1	Adjusted EBITDA expected to be in the range of $51 million - $54 million.
Leveraged FCF	$31.1	Forecast of approximately $20 million; PY reflected sale of an unconsolidated affiliate (+$9.8M); operating and working capital improvements in FY 17 offset by higher CAPEX and assumed effective tax rate of 5.0%.

- **Revenue** – *Distribution*: Stronger YOY growth in Supplies and Instructional Solutions and consistent growth in Furniture more than offset a flat year in AV Tech and continued modest declines in Agendas; net result is an expectation for approximately 4% growth in the Distribution Segment. An expectation for a pull-back in Science of approximately 10% - tied solely to fewer state Science adoptions occurring in 2017 - overshadows an expectation for an improving growth trajectory in the Reading business as new products and selling strategies take hold; *Curriculum* expected to be down ~7% before resuming YOY growth in 2018 and beyond.
- **Gross Margin** – *Distribution*: With growth in Supplies and Furniture and cumulative declines in AV Tech and Agendas, projected mix will have a negative impact on gross margins. Furthermore, expectations factor in a continued increase in the amount of business done through strategic purchasing cooperatives, which generally facilitate growth, but also carry higher discounts. *Curriculum*: Margins expected to increase within the Segment as Reading expected to represent a greater proportion of the Segment's overall revenue. At a product category level, both Science and Reading gross margin levels expected to improve; however, the majority of the improvement relates to decreased product development amortization expense with the balance tied to greater digital product sales.
- **SG&A** – With approximately 24% of SG&A variable (FC labor, commissions and transportation), achieving a net reduction in SG&A reflects an expectation that process improvement initiatives will more than offset volume and inflationary-related increases.

Fiscal 2017 Outlook Reconciliation to Non-GAAP

- The Company's Adjusted EBITDA and Leveraged Free Cash Flow outlook for FY17 are non-GAAP measures. Reconciliations of these non-GAAP measures to the nearest GAAP financial measures are presented in the following tables:

	Low End of Adjusted EBITDA Outlook	High End of Adjusted EBITDA Outlook
Operating income	$ 30.9	$ 32.9
Plus:		
Depreciation and amortization	17.3	17.3
Restructuring-related costs	1.0	2.0
Stock-based compensation expense	1.8	1.8
Adjusted EBITDA	$ 51.0	$ 54.0

	Leveraged Free Cash Flow Outlook
Cash provided by operations	$ 39.0
Cash used in investing	(19.0)
Leveraged Free cash flow	$ 20.0

Safe Harbor Statement / Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial condition, results of operations, expectations, plans, or prospects, including the information under the headings "Fiscal 2017 Key Objectives" and "Fiscal 2017 Guidance", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Report on Form 10-K for the fiscal year December 31, 2016, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This presentation includes references to Adjusted EBITDA, Leveraged/Unleveraged Free Cash Flow and Total Debt, non-GAAP financial measures. Adjusted EBITDA represents net income (loss) adjusted for: provision for (benefit from) income taxes; restructuring costs; restructuring-related costs included in SG&A; change in fair value of interest rate swap; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Unleveraged Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; unrealized foreign exchange gains and losses; restructuring and other expenditures; and changes in working capital. Leveraged Free Cash Flow is Unleveraged Free Cash Flow adjusted for Cash Interest and Cash Taxes. Total Debt represents the cash repayment obligations associated with the Company's borrowings excluding unamortized debt issuance costs and term loan original issue discount.

The Company considers Adjusted EBITDA a relevant supplemental measure of its financial performance and Leveraged and Unleveraged Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial results provide useful supplemental information for investors regarding trends and performance of our ongoing operations and are useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company assesses its operating performance using both GAAP operating income and non-GAAP adjusted operating income in order to better isolate the impact of certain, material items that may not be comparable between periods. The Company believes that Leveraged/Unleveraged Free Cash Flow provides a meaningful measure of its ability to generate cash improvement liquidity. In addition, the Company believes it provides investors a useful basis for assessing the Company's ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments. The Company considers Total Debt a meaningful measure of the future cash obligations of the Company which is useful in assessing future liquidity needs.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements.

Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations. Total Debt should not be considered an alternative to Total Debt as determined under GAAP.

A reconciliation of: (i) Adjusted EBITDA to GAAP net income (loss) for the three months ended April 1, 2017 and March 26, 2016; (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the three months ended April 1,2017 and March 26, 2016; and (iii) Total Debt to GAAP Total Debt as of April 1, 2017 and March 26, 2016 is included in this Fiscal Year 2017 first quarter financial results update dated May 9, 2017.

Investor Contacts:

Ryan M. Bohr
EVP & Chief Financial Officer
920-882-5868
Ryan.bohr@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
gwiener@GWCco.com